Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com
DASAN Zhone Announces Receipt of Delisting Determination Letter from Nasdaq

Oakland, Calif., Sept. 13, 2016 – DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (NASDAQ: DZSI), a global leader in fiber access transformation for enterprise and service provider networks, today announced that on September 12, 2016, it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), as anticipated and disclosed in the company’s Current Report on Form 8-K filed on August 29, 2016, notifying the company that, because the company did not satisfy Nasdaq’s initial listing standard requiring a minimum bid price of $4 (or a minimum closing price of $3 for five consecutive trading days or $2 for 90 consecutive trading days) at the closing of the Dasan Network Solutions acquisition, the company’s common stock will be subject to delisting unless the company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).
The company intends to timely request a hearing before the Panel with respect to the staff’s delisting determination letter, at which the company expects to present its plan to gain compliance with the initial listing minimum bid or closing price requirement, including via the implementation of a reverse stock split if necessary. Under Nasdaq Marketplace Rules, while the appeal process is pending, the company’s common stock will not be delisted. Accordingly, the company’s common stock will continue to trade on the Nasdaq Capital Market until the Panel makes its determination following the hearing.
Although the company intends to work with the Panel to remain on the Nasdaq Capital Market, there can be no assurance that the company will be successful in its appeal and that the Panel will grant the company’s request for an additional compliance period to gain compliance with the initial listing minimum bid or closing price requirements and obtain the requisite Nasdaq approval to the pending listing application. Delisting from the Nasdaq Capital Market could have a material adverse effect on the company’s business and on the trading of its common stock.

About DASAN Zhone
DASAN Zhone Solutions, Inc. (formerly known as Zhone Technologies, Inc.) (NASDAQ: DZSI) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. DASAN Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements related to the company’s plans to gain compliance with the initial listing minimum bid or closing price requirements, the continued listing of the company’s common stock on the Nasdaq Capital Market, the appeal process and the consequences of delisting of the company’s common stock from the Nasdaq Capital Market. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the company’s other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release speak only as of the date of this release and the company assumes no obligation to update any forward-looking statements for any reason.

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